Exhibit 99.1

MuleSoft Announces Financial Results for the First Quarter 2017

Total Revenue of $60.9 Million, Up 56% Year-over-Year

Subscription and Support Revenue of $50.6 Million, Up 62% Year-over-Year

SAN FRANCISCO – May 4, 2017 – MuleSoft, Inc. (NYSE: MULE), provider of the leading platform for building application networks, today announced financial results for its first quarter ended March 31, 2017.

“The first quarter was a strong start to 2017 as we continued to deliver rapid growth at scale,” said Greg Schott, chairman and CEO of MuleSoft. “Companies across every industry are working to leverage modern technologies such as cloud, SaaS applications, mobile and IoT in order to digitally transform their business. MuleSoft is seeing strong demand as we are increasingly being adopted by our customers as an enterprise standard for connecting IT assets in a pluggable and reusable manner to increase agility and accelerate innovation.”

Schott added, “The completion of our initial public offering during the first quarter was a milestone event for our company. It further increases the market’s awareness of MuleSoft and provides us with additional resources to execute against our long-term growth initiatives.”

First Quarter 2017 Financial Highlights:

•	Revenue: Total revenue was $60.9 million, an increase of 56% year-over-year. Subscription and support revenue was $50.6 million, an increase of 62% year-over-year. Professional services and other revenue was $10.3 million, an increase of 33% year-over-year.

•	Gross margin: GAAP gross margin was 75.0%, consistent with the first quarter of 2016. Non-GAAP gross margin was 75.7% for the first quarter of 2017, an increase of 40 basis points compared to 75.3% in the year-ago period.

•	Operating loss: GAAP operating loss was $9.9 million, compared to a GAAP operating loss of $8.6 million for the first quarter of 2016. Non-GAAP operating loss for the first quarter of 2017 was $6.6 million, compared to a non-GAAP operating loss of $7.5 million in the year-ago period.

•	Loss per share: GAAP net loss per share was $0.27 based on 37.4 million weighted average shares outstanding in the first quarter of 2017, compared to GAAP net loss per share of $0.45 based on 19.4 million weighted average shares in the first quarter of 2016.

Non-GAAP net loss per share was $0.06 based on 114.8 million non-GAAP weighted average shares outstanding in the first quarter of 2017, compared to non-GAAP net loss per share of $0.07 based on 109.6 million non-GAAP weighted average shares in the first quarter of 2016.

•	Deferred Revenue: Total deferred revenue was $136.7 million at the end of the first quarter 2017, an increase of 61% year-over-year. Short-term deferred revenue was $131.3 million at the end of the first quarter 2017, an increase of 61% year-over-year.

•	Cash: Cash from operating activities was ($0.2) million, compared to break-even for the first quarter of 2016. Free cash flow, which is a non-GAAP measure that reflects cash from operating activities less cash used for capital expenditures, was ($1.6) million for the first quarter of 2017, compared to ($0.2) million in the year-ago period.

Cash and short-term investments were $339.6 million at the end of the first quarter 2017, an increase from $98.5 million at the end of the fourth quarter 2016 due primarily to $236.4 million of net proceeds associated with the company’s initial public offering.

Other Recent Highlights:

•	Major Enhancements to Anypoint Platform™: MuleSoft announced the next major release of its Anypoint Platform™, the Crowd release, at CONNECT 2017. This release introduces significant updates to Anypoint Exchange and the new Anypoint Design Center, making the discovery, promotion and consumption of composable IT assets, such as APIs and best practice templates, both easier and more natural for users of the platform. By enabling self-service access to reusable assets, central IT organizations can pave the road for innovation across the enterprise, and enable line-of-business and broader IT teams to innovate freely, deliver better customer experiences, quickly introduce new products to market and contribute to the buildout of application networks.

•	Record Attendance at CONNECT 2017: MuleSoft had over 3,000 registrants at its annual CONNECT 2017, a leading conference for digital business where CIOs, IT leaders and developers come together to discuss how application networks are enabling businesses agility and driving innovation. Presentations were led by industry leaders including Accenture, Airbnb, Deloitte Digital, Farmers Insurance, Guidewire, New Relic, PetSmart, Splunk, Wells Fargo, and Zendesk.

•	Completed Initial Public Offering: MuleSoft completed its Initial Public Offering on the New York Stock Exchange on March 17, 2017. After the underwriters’ exercise of the option to purchase additional shares, MuleSoft sold a total of 14,950,000 shares to the public at a price of $17.00 per share for a total of $236.4 million in net proceeds.

Financial Outlook:

MuleSoft is providing guidance for its second quarter ending June 30, 2017 as follows:

•	Total revenue between $63 million and $64 million

•	Non-GAAP operating loss between $16 million and $17 million

•	Non-GAAP net loss per share of approximately $0.13 per share

•	Weighted average shares outstanding of approximately 128 million

The company is also providing guidance for the full year 2017 ending December 31, 2017 as follows:

•	Total revenue between $271 million and $274 million

•	Non-GAAP operating loss between $46 million and $49 million

•	Non-GAAP net loss per share between $0.37 and $0.40

•	Non-GAAP weighted average shares outstanding of approximately 126 million

All forward-looking non-GAAP measures exclude estimates for stock-based compensation expenses. A reconciliation of these non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Information:

MuleSoft will host a conference call at 2 p.m. Pacific Time (or 5 p.m. Eastern Time) today, May 4, 2017, to discuss its financial results. A live webcast of the call will be available on the MuleSoft website at investors.mulesoft.com. A live dial-in will be available at (866) 807-9684 for domestic participants and at (412) 317-5415 for international participants.

About MuleSoft

MuleSoft’s mission is to help organizations change and innovate faster by making it easy to connect the world’s applications, data and devices. With its API-led approach to connectivity, MuleSoft’s market-leading Anypoint Platform™ is enabling over 1,000 organizations in approximately 60 countries to build application networks. For more information, visit https://www.mulesoft.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about demand for our products and being adopted as an enterprise standard; our expectations regarding benefits we expect our customers to receive from recently announced enhancements to our platform; our current estimates of second quarter and full year 2017 revenue, non-GAAP operating loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding; statements regarding our business and growth strategy; our expectations relating to our continued investment in our business, and the continued strength of the market we serve.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our customers, including through renewals of subscriptions and expanded use of our platform, and our ability to attract new customers; our ability to continue to successfully enhance our platform and develop new services to meet the needs of our customers and address future advances in technology; risks associated with managing our rapid growth, including our ability to maintain our rate of revenue growth and manage our expenses and investment plans; execution of our plans and strategies, including our strategy to target larger organizations for sales of our platform; our ability to maintain and continually develop our technology and network infrastructure to ensure that customers can access our platform at any time and within an acceptable amount of time; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our final prospectus related to our initial public offering, which was filed with the Securities and Exchange Commission on March 17, 2017, should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.mulesoft.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, MuleSoft provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP share count and non-GAAP free cash flow. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding MuleSoft’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing MuleSoft’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

A limitation of non-GAAP financial measures is that they do not have uniform definitions. Further, our definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, our non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if we did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect our cash position.

Non-GAAP gross margin and non-GAAP operating loss. We define non-GAAP gross margin and non-GAAP operating loss as gross margin and operating loss, respectively, excluding expenses related to stock-based compensation (“SBC”). Although SBC is an important aspect of the compensation of our employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

Non-GAAP net loss and non-GAAP net loss per share. We define non-GAAP net loss as net loss excluding expenses related to SBC. We define non-GAAP net loss per share as non-GAAP net loss divided by the non-GAAP weighted average shares outstanding.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

MuleSoft is a registered trademark of MuleSoft, Inc. All other marks are those of respective owners.

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Media Contact

Melissa Czapiga

MuleSoft

press@mulesoft.com

415-294-0161

Investor Contact

Carla Cooper

MuleSoft

investorrelations@mulesoft.com

415-656-8831

MULESOFT, INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$288,267	$35,101
Investments	51,318	63,361
Trade receivables, net of allowance for doubtful accounts of $583 and $446 as of March 31, 2017 and December 31, 2016	62,276	72,324
Prepaid expenses and other current assets	16,969	18,854

Total current assets	418,830	189,640
Investments, noncurrent	—	4,151
Property and equipment, net	6,033	5,231
Restricted cash	395	671
Goodwill	603	787
Intangible assets, net	1,197	1,797
Other assets	1,124	661

Total assets	$428,182	$202,938

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,080	$1,879
Accrued expenses	10,447	7,797
Accrued compensation and related expenses	8,695	16,369
Deferred revenue	131,320	130,045

Total current liabilities	153,542	156,090
Deferred revenue, noncurrent	5,393	5,569
Other liabilities	1,118	1,176

Total liabilities	160,053	162,835

Stockholders’ equity:
Convertible preferred stock	—	255,946
Class A and class B common stock	3	1
Additional paid-in capital	516,051	22,241
Accumulated deficit	(246,378)	(236,230)
Accumulated other comprehensive loss	(1,547)	(1,855)

Total stockholders’ equity	268,129	40,103

Total liabilities and stockholders’ equity	$428,182	$202,938

MULESOFT, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended,
	March 31,
	2017	2016
Revenue:
Subscription and support	$50,594	$31,251
Professional services and other	10,311	7,780

Total revenue	60,905	39,031
Cost of revenue: (1)
Subscription and support	4,048	2,580
Professional services and other	11,191	7,172

Total cost of revenue	15,239	9,752

Gross profit	45,666	29,279
Operating expenses: (1)
Research and development	12,789	6,860
Sales and marketing	33,126	23,705
General and administrative	9,661	7,283

Total operating expenses	55,576	37,848

Loss from operations	(9,910)	(8,569)
Interest income	158	97
Other income (expense), net	(76)	1

Net loss before provision for income taxes	(9,828)	(8,471)
Provision for income taxes	313	280

Net loss attributable to common stockholders	$(10,141)	$(8,751)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.45)

Weighted-average shares used in computing net loss per share, basic and diluted	37,410,235	19,361,543

(1) Includes stock-based compensation as follows (in thousands):
Cost of subscription and support revenue	$101	$33
Cost of professional services and other revenue	313	92
Research and development	916	209
Sales and marketing	1,424	508
General and administrative	529	200

Total stock-based compensation expense	$3,283	$1,042

MULESOFT, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended, March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,141)	$(8,751)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	3,283	1,042
Depreciation and amortization	842	359
Amortization of investment premiums	112	183
Provision for doubtful accounts	136	(62)
Loss on disposal of property and equipment	32	—
Other	—	19
Changes in assets and liabilities:
Trade receivables	9,873	8,128
Prepaid expenses and other current assets	(111)	(524)
Other assets	(463)	(66)
Accounts payable	1,109	662
Accrued expenses	1,772	1,400
Accrued compensation and related expenses	(7,674)	(4,605)
Other liabilities	(278)	20
Deferred revenue	1,293	2,225

Net cash provided by (used in) operating activities	(215)	30

Cash flows from investing activities:
Purchases of investments	—	(1,955)
Sales of investments	—	20,786
Maturities of investments	16,080	4,750
Purchases of property and equipment	(1,361)	(253)
Cash received related to acquisition	494	—

Net cash provided by investing activities	15,213	23,328

Cash flows from financing activities:
Net proceeds from issuance of common stock in initial public offering	236,360	—
Note receivable	—	(250)
Repurchase of common shares	—	(92)
Proceeds from issuance of common stock upon exercise of options and warrants	2,078	574
Payments of costs related to initial public offering	(792)	—

Net cash provided by financing activities	237,646	232

Impact of foreign exchange on cash and cash equivalents	246	(130)

Net increase in cash	252,890	23,460
Cash, cash equivalents and restricted cash, Beginning of period	35,772	22,383

Cash, cash equivalents and restricted cash, End of period	$288,662	$45,843

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$143	$150

Supplemental disclosures of non-cash investing and financing information:
Costs related to the initial public offering, accrued but unpaid	$1,121	$—

Liability for purchase of property and equipment	$206	$54

MULESOFT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended, March 31,
	2017	2016

Cost of subscription and support revenue on a GAAP basis	$4,048	$2,580
Stock-based compensation expenses	(101)	(33)

Cost of subscription and support revenue on a non-GAAP basis	$3,947	$2,547

Gross margin on subscription and support revenue on a GAAP basis	92.0%	91.7%
Stock-based compensation expenses	0.2%	0.1%

Gross margin on subscription and support revenue on a non-GAAP basis	92.2%	91.8%

Cost of professional services and other revenue on a GAAP basis	$11,191	$7,172
Stock-based compensation expenses	(313)	(92)

Cost of professional services and other revenue on a non-GAAP basis	$10,878	$7,080

Gross margin on professional services and other revenue on a GAAP basis	(8.5)%	7.8%
Stock-based compensation expenses	3.0%	1.2%

Gross margin on professional services and other revenue on a non-GAAP basis	(5.5)%	9.0%

Gross profit on a GAAP basis	$45,666	$29,279
Stock-based compensation expenses	414	125

Gross profit on a non-GAAP basis	$46,080	$29,404

Gross margin on total revenue on a GAAP basis	75.0%	75.0%
Stock-based compensation expenses	0.7%	0.3%

Gross margin on total revenue on a non-GAAP basis	75.7%	75.3%

Research and development expenses on a GAAP basis	$12,789	$6,860
Stock-based compensation expenses	(916)	(209)

Research and development expenses on a non-GAAP basis	$11,873	$6,651

Sales and marketing expenses on a GAAP basis	$33,126	$23,705
Stock-based compensation expenses	(1,424)	(508)

Sales and marking expenses on a non-GAAP basis	$31,702	$23,197

General and administrative expenses on a GAAP basis	$9,661	$7,283
Stock-based compensation expenses	(529)	(200)

General and administrative expenses on a non-GAAP basis	$9,132	$7,083

Total operating expenses on a GAAP basis	$55,576	$37,848
Stock-based compensation expenses	(2,869)	(917)

Total operating expenses on a non-GAAP basis	$52,707	$36,931

Operating loss on a GAAP basis	$(9,910)	$(8,569)
Stock-based compensation expenses	3,283	1,042

Operating loss on a non-GAAP basis	$(6,627)	$(7,527)

Net loss attributable to common stockholders on a GAAP basis	$(10,141)	$(8,751)
Stock based compensation expenses	3,283	1,042

Net loss attributable to common stockholders on a non-GAAP basis	$(6,858)	$(7,709)

Net loss per share attributable to common stockholders, basic and diluted:	$(0.27)	$(0.45)
Stock-based compensation expenses	0.09	0.05
Convertible preferred stock	0.12	0.33

Net loss per share attributable to common stockholders, basic and diluted, on a non-GAAP basis	$(0.06)	$(0.07)

GAAP weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,410,235	19,361,543

Convertible preferred shares issued and outstanding at beginning of the period	77,427,865	90,262,270

Non-GAAP weighted-average shares used in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	114,838,100	109,623,813

MULESOFT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

The following table presents a reconciliation of free cash flow to net cash provided (used in) by operating activities, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP:

	Three Months Ended, March 31,
	2017	2016
Net cash provided by (used in) operating activities	$(215)	$30
Less: Purchases of property and equipment	(1,361)	(253)

Free cash flow	$(1,576)	$(223)